Exhibit 23-a





                   CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) of SBC Communications Inc. pertaining to the registration of shares of its common stock of our reports (a) dated February 12, 1999, with respect to the consolidated financial statements and schedules of SBC Communications Inc. included in or incorporated by reference in its Annual Report (Form 10-K), (b) dated June 24, 1999, with respect to the financial statements and supplemental schedules of the SBC Savings Plan, and the SBC Savings and Security Plan, and
(c) dated May 26, 1999, with respect to the financial statements schedules of the SNET Bargaining Unit Retirement Savings Plan and the SNET Management Retirement Savings Plan included in each Plan's Annual Report (Form 11-K), all for the year ended December 31, 1998, filed with the Securities and Exchange Commission.




                                       ERNST & YOUNG LLP


San Antonio, Texas
October 4, 1999